Exhibit 99.1
NATIONWIDE HEALTH PROPERTIES, INC.
REPORTS 2010 FOURTH QUARTER AND FULL YEAR RESULTS
•	Adjusted Diluted FFO and Adjusted Diluted FFO per Share Increased 24% and 13%, Respectively, Over Fourth Quarter 2009
•	Adjusted Diluted FFO and Adjusted Diluted FFO per Share Increased 15% and 3%, Respectively, Over Full Year 2009
•	Completed $248 Million of Investments in the Fourth Quarter of 2010 and $924 Million in the Year
•	Increased Quarterly Dividend to $0.48 Per Share
NEWPORT BEACH, CA, — (Marketwire — February 28, 2011) — Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the fourth quarter and the year ended December 31, 2010.
“Our comparable period fourth quarter results concluded a very strong year for NHP with fourth quarter revenues up 20%, adjusted diluted FFO per share up 13% and adjusted diluted FAD per share up 9%. As a result, NHP’s Board of Directors increased our quarterly dividend by $0.01 to $0.48 per share, or $1.92 per share on an annualized basis. This represents a 9% increase in our annualized dividend from the year ago quarter. Our credit statistics and dividend coverage continue to be outstanding with a diluted FAD payout ratio and FAD coverage at 81% and 1.23x, respectively,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “We also concluded an excellent year of investments capped by fourth quarter investments of $248 million at a 9.1% blended yield and annual investments totaling $924 million at an 8.7% blended yield. Further, 2011 is off to an impressive start with $102 million of investments already closed, and another $141 million set to close by quarter end,” Mr. Pasquale added.

FOURTH QUARTER 2010 RESULTS OF OPERATIONS
The following table presents selected unaudited financial information for the fourth quarter and the year ended December 31, 2010 as compared to the same periods of 2009:
Selected Financial Data
($ in thousands, except per share amounts)

	Three Months Ended December 31,
	2010	2009	$ Change	% Change

Revenue	$116,657	$97,045	$19,612	20.2%
Income from Continuing Operations	$38,050	$29,043	$9,007	31.0%
Net Income Attributable to NHP Common Stockholders	$35,313	$30,895	$4,418	14.3%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.27	$0.27	$—	0.0%
Diluted FFO	$60,373	$61,821	$(1,448)	-2.3%
Adjusted Diluted FFO	$77,392	$62,651	$14,741	23.5%
Diluted FFO Per Share	$0.47	$0.53	$(0.06)	-11.3%
Adjusted Diluted FFO Per Share	$0.60	$0.53	$0.07	13.2%
Diluted FAD	$57,889	$61,481	$(3,592)	-5.8%
Adjusted Diluted FAD	$74,908	$62,311	$12,597	20.2%
Diluted FAD Per Share	$0.45	$0.52	$(0.07)	-13.5%
Adjusted Diluted FAD Per Share	$0.58	$0.53	$0.05	9.4%

	Year Ended December 31,
	2010	2009	$ Change	% Change

Revenue	$439,251	$383,853	$55,398	14.4%
Income from Continuing Operations	$137,224	$121,800	$15,424	12.7%
Net Income Attributable to NHP Common Stockholders	$143,766	$143,040	$726	0.5%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$1.15	$1.31	$(0.16)	-12.2%
Diluted FFO	$266,856	$253,357	$13,499	5.3%
Adjusted Diluted FFO	$286,285	$249,291	$36,994	14.8%
Diluted FFO Per Share	$2.14	$2.27	$(0.13)	-5.7%
Adjusted Diluted FFO Per Share	$2.30	$2.23	$0.07	3.1%
Diluted FAD	$261,152	$251,956	$9,196	3.6%
Adjusted Diluted FAD	$280,581	$247,890	$32,691	13.2%
Diluted FAD Per Share	$2.10	$2.25	$(0.15)	-6.7%
Adjusted Diluted FAD Per Share	$2.25	$2.22	$0.03	1.4%

NON-GAAP FINANCIAL MEASURES
Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included adjusted diluted FFO and adjusted diluted FAD amounts which exclude acquisition costs, impairments and the recognition of a net gain on re-measurement of equity interest upon acquisition in 2010 and gains on debt extinguishments in 2010 and 2009.
FOURTH QUARTER 2010 INVESTMENT ACTIVITY
Investment Activity 2010
($ in thousands)

	Q1	Q2	Q3	Q4	2010
Investment	Total	Total	Total	Total	Total
Assisted and Independent Living Facilities
Investment		$6,000	$46,000	$59,000	$111,000
Initial Yield		8.8%	8.2%	8.1%	8.2%

Skilled Nursing Facilities
Investment		$130,000	$47,000	$92,000	$269,000
Initial Yield		9.1%	9.6%	10.3%	9.6%

Continuing Care Retirement Communities
Investment				$16,000	$16,000
Initial Yield				9.1%	9.1%

Medical Office Buildings
Investment	$380,000	$46,000		$77,000	$503,000
Initial Yield	8.2%	9.3%		8.5%	8.4%

Total
Investment	$380,000	$182,000	$93,000	$244,000	$899,000
Initial Yield	8.2%	9.1%	8.9%	9.1%	8.7%

In the fourth quarter of 2010, we invested approximately $4.0 million in revenue producing capital expenditures at a blended yield of 9.0% for a total of $19.0 million at a blended yield of 8.5% for the year. Additionally during the year, we funded two unsecured loans totaling $5.5 million at a blended rate of 9.3%. We also entered into a joint venture with PMB to develop a medical office building in Mission Hills, CA, our first development pursuant to the Amended and Restated Pipeline Property Agreement. We funded $1.6 million in the fourth quarter and $17.8 million year to date for two development projects with combined budgets of $59.6 million.

In the fourth quarter of 2010, we sold seven properties for gross sales proceeds of $28.3 million resulting in a total gain of $10.5 million. For the year, we sold 12 properties for gross sales proceeds of $44.3 million resulting in a total gain of $16.9 million. Also during the fourth quarter, we concluded that our investment in one of our medical office properties was impaired, and we plan to dispose of this investment in 2011. As a result, we recorded a non-cash impairment charge totaling $15.0 million in discontinued operations relating to this investment.
FOURTH QUARTER 2010 FINANCING TRANSACTIONS
At-The-Market Equity Offering Program 2010
(in thousands, except price per share)

	Q1	Q2	Q3	Q4	2010
	Total	Total	Total	Total	Total

Number of Shares	1,269	3,789	2,793	1,290	9,141
Average Price per Share	$35.58	$35.69	$37.90	$40.59	$37.04
Net Proceeds	$44,673	$133,820	$104,750	$51,820	$335,063
In the fourth quarter, we prepaid $105.9 million of mortgage debt. We also assumed $15.8 million of mortgage debt in conjunction with our acquisitions of two medical office buildings. The assumed mortgage debt has a blended interest rate of 5.8% and matures in 2014. In order to fund investments during the fourth quarter, we drew $175 million on our $700 million credit facility, and subsequent to year end, we have drawn an additional $50 million to bring the total currently outstanding under our credit facility to $225 million.
HEARTHSTONE LEASE MODIFICATIONS
In February 2011, our tenant, Hearthstone Senior Services, L.P. (“Hearthstone”), notified us that it would be unable to pay the rent then due under its leases with us, and asked us to amend certain terms of the leases to make rents achievable. In order to substantially increase the ability of Hearthstone to meet its future obligations, we agreed to certain modifications of the terms of our leases with Hearthstone that include, among other things, a reduction in the aggregate rent payable by $7.4 million for the lease year ending February 2012, and by $6.4 million for subsequent lease years. After giving effect to these reductions, the aggregate rent payable by Hearthstone is $31.7 million for the first lease year, $33.7 million for the second lease year and increases by 3% each year thereafter. In connection with the lease modifications, we also obtained the right to terminate any and all of our leases with Hearthstone at any time without cause.

CONFERENCE CALL INFORMATION
The conference call previously scheduled for February 28, 2011 at 11:00 a.m. Pacific Time to discuss our fourth quarter and year end results has been cancelled. There will be a conference call today at 5:30 a.m. Pacific Time (8:30 am Eastern Time) to discuss the previously announced merger transaction between Nationwide Health Properties and Ventas. The conference call is being webcast by Thomson Reuters and can be accessed at the Ventas website at www.ventasreit.com and at NHP’s website at www.nhp-reit.com or by dialing (866) 610-1072 and providing the conference ID “48183257”. A replay of the webcast will be available on Ventas’ and NHP’s websites or by calling (800) 642-1687, referencing conference ID “48183257”, at approximately 11:30 a.m. Eastern Time today. The webcast will be archived for 30 days.
An investor presentation discussing the transaction will be available on Ventas’ website at www.ventasreit.com and on NHP’s website at www.nhp-reit.com.
Our supplemental information package for the quarter ended December 31, 2010 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and is included in our Current Report on Form 8-K filed February 28, 2011 with the SEC also containing this release. Shareholders may receive, free of charge, a complete set of our audited financial statements upon request.
ABOUT NATIONWIDE HEALTH PROPERTIES, INC.
Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of December 31, 2010, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 667 properties among the following segments: 298 senior housing facilities, 212 skilled nursing facilities, 134 medical office buildings, 12 continuing care retirement communities, 7 specialty hospitals, 2 assets in development and 2 assets held for sale. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.
FORWARD LOOKING STATEMENTS
Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants or other significant operators in the healthcare industry; non-payment or late payment of rent, interest or loan principal amounts by our tenants; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance and potential underinsured or uninsured losses; occupancy levels at certain facilities; our reliance on one tenant for a significant percentage of our revenues; risks associated with real estate ownership, including the illiquid nature of real estate and the real estate market, maintenance and repair costs, potential liability under environmental laws, leases that are not renewed or are renewed at lower rates, our ability to attract new tenants for certain facilities, purchase option exercises that reduce revenue and our ability to sell certain facilities for their book value; the amount and yield of any additional investments and risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; risks associated with development, including our ability to obtain financing, delays or failures in obtaining necessary permits and authorizations, the failure to achieve original project estimates and our limited history in conducting ground-up development projects; access to the capital markets and the cost and availability of capital; changes in the ratings of our debt securities; our level of indebtedness; the effect of economic and market conditions and changes in interest rates; maintaining compliance with our debt covenants and restrictions imposed by such covenants; the possibility that we could be required to repurchase some of our senior notes; increased competition in our business sector; adverse trends in the healthcare industry; tenant regulatory and licensing requirements and the effect of healthcare reform legislation or government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; our ability to retain key personnel; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.
Contact:

Abdo H. Khoury
Chief Financial and Portfolio Officer
Nationwide Health Properties, Inc.
(949) 718-4400
***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)
Revenue:
Triple-net lease rent	$80,555	$72,411	$307,567	$287,379
Medical office building operating rent	26,610	17,944	102,287	70,054

	107,165	90,355	409,854	357,433
Interest and other income	9,492	6,690	29,397	26,420

	116,657	97,045	439,251	383,853

Expenses:
Interest expense	23,937	23,091	95,761	93,630
Depreciation and amortization	34,290	30,862	134,540	121,032
General and administrative	8,574	6,916	30,836	27,320
Acquisition costs	2,013	830	5,118	830
Medical office building operating expenses	11,216	7,704	41,325	28,906

	80,030	69,403	307,580	271,718

Operating income	36,627	27,642	131,671	112,135
Income from unconsolidated joint ventures	1,423	1,401	5,478	5,101
Gain on debt extinguishment	—	—	75	4,564

Income from continuing operations	38,050	29,043	137,224	121,800
Discontinued operations:
Gains on sale of facilities, net	10,461	2,756	16,948	23,908
Impairment of asset	(15,006)	—	(15,006)	—
Income from discontinued operations	1,060	575	2,957	3,350

	(3,485)	3,331	4,899	27,258

Net income	34,565	32,374	142,123	149,058
Net loss (income) attributable to noncontrolling interests	748	(484)	1,643	(668)

Net income attributable to NHP	35,313	31,890	143,766	148,390
Preferred stock dividends	—	(995)	—	(5,350)

Income available to NHP common stockholders	$35,313	$30,895	$143,766	$143,040

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.31	$0.24	$1.13	$1.08
Discontinued operations attributable to NHP common stockholders	(0.03)	0.03	0.04	0.26

Net income attributable to NHP common stockholders	$0.28	$0.27	$1.17	$1.34

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.30	$0.24	$1.11	$1.06
Discontinued operations attributable to NHP common stockholders	(0.03)	0.03	0.04	0.25

Net income attributable to NHP common stockholders	$0.27	$0.27	$1.15	$1.31

Weighted average shares outstanding for EPS:
Basic	125,975	112,575	121,687	106,329

Diluted	128,673	115,009	124,339	108,547

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FFO

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net income	$34,565	$32,374	$142,123	$149,058
Preferred stock dividends	—	(995)	—	(5,350)
Net loss (income) attributable to noncontrolling interests	748	(484)	1,643	(668)
Real estate related depreciation and amortization	34,337	31,415	135,245	123,666
Depreciation in income from unconsolidated joint ventures	1,184	1,272	4,793	5,209
Gains on sale of facilities, net	(10,461)	(2,756)	(16,948)	(23,908)

FFO available to NHP common stockholders	60,373	60,826	266,856	248,007
Series B preferred dividend add-back	—	995	—	5,350

Diluted FFO	60,373	61,821	266,856	253,357
Acquisition costs	2,013	830	5,118	830
Impairment of asset	15,006	—	15,006	—
Gain on extinguishment of debt	—	—	(75)	(4,896)
Gain on re-measurement of equity interest upon acquisition, net	—	—	(620)	—

Adjusted diluted FFO	$77,392	$62,651	$286,285	$249,291

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding (1)	128,769	115,116	124,438	108,621
Series B preferred stock conversion add-back if not already converted	—	2,517	76	3,154

Fully diluted weighted average shares outstanding	128,769	117,633	124,514	111,775

Diluted FFO per share	$0.47	$0.53	$2.14	$2.27

Adjusted diluted FFO per share	$0.60	$0.53	$2.30	$2.23

Dividends declared per common share	$0.47	$0.44	$1.82	$1.76

Adjusted diluted FFO payout ratio	78%	83%	79%	79%

Adjusted diluted FFO coverage	1.28	1.20	1.26	1.27

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FAD

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income	$34,565	$32,374	$142,123	$149,058
Preferred stock dividends	—	(995)	—	(5,350)
Net loss (income) attributable to noncontrolling interests	748	(484)	1,643	(668)
Real estate related depreciation and amortization	34,337	31,415	135,245	123,666
Gains on sale of facilities, net	(10,461)	(2,756)	(16,948)	(23,908)
Straight-lined rent	(3,586)	(1,509)	(11,970)	(6,275)
Amortization of intangible assets and liabilities	134	(157)	341	(564)
Non-cash stock-based compensation expense	1,765	1,780	6,939	7,007
Deferred financing cost amortization	1,044	765	3,808	3,101
Lease commissions and tenant and capital improvements	(1,875)	(1,257)	(4,931)	(4,733)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,184	1,272	4,793	5,209
Straight-lined rent	9	17	16	(26)
Amortization of intangible assets and liabilities	—	—	—	5
Deferred finance cost amortization	25	21	93	84

FAD available to NHP common stockholders	57,889	60,486	261,152	246,606
Series B preferred dividends	—	995	—	5,350

Diluted FAD	57,889	61,481	261,152	251,956
Acquisition costs	2,013	830	5,118	830
Impairment of asset	15,006	—	15,006	—
Gain on extinguishment of debt	—	—	(75)	(4,896)
Gain on re-measurement of equity interest upon acquisition, net	—	—	(620)	—

Adjusted diluted FAD	$74,908	$62,311	$280,581	$247,890

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding (1)	128,769	115,116	124,438	108,621
Series B preferred stock add-back if not already converted	—	2,517	76	3,154

Fully diluted weighted average shares outstanding	128,769	117,633	124,514	111,775

Diluted FAD per share	$0.45	$0.52	$2.10	$2.25

Adjusted diluted FAD per share	$0.58	$0.53	$2.25	$2.22

Dividends declared per common share	$0.47	$0.44	$1.82	$1.76

Adjusted diluted FAD payout ratio	81%	83%	81%	79%

Adjusted diluted FAD coverage	1.23	1.20	1.24	1.26

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2010	2009
Assets
Investments in real estate:
Land	$339,534	$318,457
Buildings and improvements	3,679,745	3,088,183
Development in progress	17,827	—

	4,037,106	3,406,640
Less accumulated depreciation	(670,601)	(585,294)

	3,366,505	2,821,346
Mortgage loans receivable, net	289,187	110,613
Mortgage loan receivable from related party	—	47,500
Investments in unconsolidated joint ventures	42,582	51,924

Net real estate related investments	3,698,274	3,031,383
Cash and cash equivalents	59,591	382,278
Receivables, net	8,336	6,605
Assets held for sale	5,150	—
Intangible assets	163,238	93,657
Other assets	158,035	133,152

Total assets	$4,092,624	$3,647,075

Liabilities and Equity
Unsecured senior credit facility	$175,000	$—
Senior notes	991,633	991,633
Notes and bonds payable	362,624	431,456
Accounts payable and accrued liabilities	151,069	132,915

Total liabilities	1,680,326	1,556,004

Redeemable OP unitholder interests	79,188	57,335

Equity:
NHP stockholders’ equity:
Series B convertible preferred stock	—	51,364
Common stock	12,625	11,432
Capital in excess of par value	2,516,397	2,128,843
Cumulative net income	1,849,045	1,705,279
Accumulated other comprehensive income (loss)	8,614	(823)
Cumulative dividends	(2,086,854)	(1,862,996)

Total NHP stockholders’ equity	2,299,827	2,033,099
Noncontrolling interests	33,283	637

Total equity	2,333,110	2,033,736

Total liabilities and equity	$4,092,624	$3,647,075